                                                                  Exhibit 12
                                                                      to
                                                              Form 10-K for 1995

                              CINCINNATI BELL INC.
               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                         CHARGES AND PREFERRED DIVIDENDS


                                                                                             (Millions of Dollars)
                                                                            ------------------------------------------------------
                                                                             1995        1994        1993        1992        1991
                                                                            ------      ------      ------      ------      ------

1.   Earnings

     (a)  Income (loss) before Income Taxes, adjusted for
            undistributed income and losses from partnerships. . . . .      $(24.1)     $118.9      $(53.8)     $ 55.6      $ 68.7
     (b)  Interest Expense . . . . . . . . . . . . . . . . . . . . . .        52.8        49.5        45.8        46.2        52.8
     (c)  One-third of Rental Expense. . . . . . . . . . . . . . . . .        23.1        23.9        23.6        22.5        20.9
                                                                            ------      ------      ------      ------      ------

                                                                            $ 51.8      $192.3      $ 15.6      $124.3      $142.4
                                                                            ------      ------      ------      ------      ------
                                                                            ------      ------      ------      ------      ------
2.   Fixed Charges

     (a)  Interest Expense . . . . . . . . . . . . . . . . . . . . . .      $ 52.8      $ 49.5      $ 45.8      $ 46.2      $ 52.8
     (b)  Preferred Dividends. . . . . . . . . . . . . . . . . . . . .           -           -         3.5         6.6         6.6
     (c)  One-third of Rental Expense. . . . . . . . . . . . . . . . .        23.1        23.9        23.6        22.5        20.9
                                                                            ------      ------      ------      ------      ------
                                                                            $ 75.9      $ 73.4      $ 72.9      $ 75.3      $ 80.3
                                                                            ------      ------      ------      ------      ------
                                                                            ------      ------      ------      ------      ------
3.   Ratio of Earnings to Combined Fixed Charges and
       Preferred Dividends (1 divided by 2). . . . . . . . . . . . . .       N/M          2.62       N/M          1.65        1.77




N/M - Not meaningful as earnings are inadequate to cover the fixed charges in 1995 by $24.1 and in 1993 by $57.3.